SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

       (Amendment No.   )

       Filed by the Registrant[X]
       Filed by a Party other than the Registrant[ ]

       Check the appropriate box:
       [ ] Preliminary Proxy Statement
       [ ] Confidential, for Use of the Commission Only (as
           permitted by Rule 14a-6(e)(2))
       [X] Definitive Proxy Statement
       [ ] Definitive Additional Materials
       [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

       CHYRON CORPORATION
       (Name of Registrant as Specified In Its Charter)


       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

       Payment of Filing Fee (Check the appropriate box):
       [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
       [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
       [ ] Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate Number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

       [ ] Fee paid previously with preliminary materials.
       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify
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       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing party:

       4) Date Filed:

       CHYRON CORPORATION
       5 Hub Drive
       Melville, New York 11747
       (516) 845-2000



       March 28, 1996

       Dear Shareholders:

       On behalf of the Board of Directors and management of Chyron Corporation, I cordially invite you to attend the Annual
       Meeting of Shareholders to be held on Wednesday, May 15, 1996, at 10:00 a.m., at the Grand Hyatt Hotel, located at Park Avenue at Grand Central, New York, New York 10017.

       The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition, the directors and executive officers of the Company will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is the Company's Annual Report for 1995. This report describes the financial and operational activities of the Company.

       Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person even if you have previously mailed in a proxy card.

       We look forward to greeting our shareholders at the meeting.


       Sincerely,


       /s/Michael I. Wellesley-Wesley
          Michael I. Wellesley-Wesley
          Chairman of the Board and
          Chief Executive Officer

       CHYRON CORPORATION
       5 Hub Drive
       Melville, New York 11747


       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
       TO BE HELD ON MAY 15, 1996


       TO THE SHAREHOLDERS OF
       CHYRON CORPORATION:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Chyron Corporation, a New York corporation (hereinafter "Company"), will be held at the Grand Hyatt Hotel, located at Park Avenue at Grand Central, New York, New York 10017, on Wednesday, May 15, 1996, at 10:00 a.m., for the following purposes:

       1. To elect directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

       2.  To amend the Company's 1995 Long-Term Incentive Plan; and

       3. To transact such other business as may properly come before the meeting or any adjournments thereof.

       The Board of Directors has fixed the close of business on March 27, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's offices at 5 Hub Drive, Melville, New York, 11747, for ten (10) days prior to May 15, 1996.

       Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at anytime before it is voted.


       By Order of the Board of Directors,



       Daniel I. DeWolf,
       Secretary

       Melville, New York
       March 28, 1996

       YOUR VOTE IS IMPORTANT, ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.


       CHYRON CORPORATION

       TABLE OF CONTENTS

                                                        Page

       INFORMATION CONCERNING VOTE.  . . . . . . . . .   1

       ELECTION OF THE BOARD OF DIRECTORS  . . . . . .   2

       EXECUTIVE COMPENSATION AND OTHER INFORMATION. . . 5

       COMPENSATION AND STOCK OPTION COMMITTEE REPORT
       ON EXECUTIVE COMPENSATION  . . . . . . . . . . .  9

       STOCK PERFORMANCE CHART. . . . . . . . . . . . .  9

       PROPOSAL TO AMEND THE LONG-TERM INCENTIVE PLAN . 11

       OTHER MATTERS ARISING AT THE ANNUAL MEETING  . . 14

       PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . 14

       INTERESTED PARTY TRANSACTIONS. . . . . . . . . . 19

       SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . 19

       COST OF SOLICITATION OF PROXIES. . . . . . . . . 20

       INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . 20

       SECTION 16(a) REPORTING DELINQUENCIES. . . . . . 20

       ANNUAL REPORT ON FORM 10-K . . . . . . . . . . . 21


       CHYRON CORPORATION
       5 Hub Drive
       Melville, New York 11747


       PROXY STATEMENT


       For Annual Meeting of Shareholders
       to be Held on May 15, 1996

       Approximate Mailing Date of Proxy Statement and Form of Proxy:
       March 28, 1996.


       INFORMATION CONCERNING VOTE

       GENERAL

       This Proxy Statement and the enclosed form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of Chyron Corporation, a New York corporation (hereinafter, the "Company"), for use at the annual meeting of shareholders to be held on Wednesday, May 15, 1996, at 10:00 a.m., and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at the Grand Hyatt Hotel located at Park Avenue at Grand Central, New York, New York 10017.

       VOTING RIGHTS AND OUTSTANDING SHARES

       Only shareholders of record at the close of business on March 27, 1996 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 18, 1996, 93,615,708 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Annual Meeting.

       REVOCABILITY OF PROXIES

       A shareholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company, at the above address, or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted
       (1) FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS," and (2) FOR the amendment of the Company's 1995 Long-Term Incentive Plan as discussed below under the caption "PROPOSAL TO AMEND THE LONG-TERM INCENTIVE PLAN." In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the meeting and upon such other business matters or proposals as may properly come before the meeting that the Board of Directors of the Company does not know a reasonable time prior to this solicitation will be presented at the meeting.

       VOTING PROCEDURES

       All votes shall be tabulated by the inspector of elections appointed for the meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence of a quorum for the Annual Meeting, defined here as a majority of the votes entitled to be cast at the meeting, is required. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

       Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. The amendment of the Company's Long-Term Incentive Plan must be approved by a majority of the votes cast at the meeting. Abstentions are not counted in determining the number of votes cast in connection with the amendment of the Company's Long-Term Incentive Plan.

       ELECTION OF THE BOARD OF DIRECTORS

       The Board of Directors has nominated eight (8) persons to be elected as Directors at the Annual Meeting and to hold office until the next Annual Meeting or until their successors have been duly elected and qualified. It is intended that each proxy received by the Company will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The Board is seeking to fill eight positions at this time instead of the nine available. The ninth director position shall be filled in due course subsequent to the Annual Meeting. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS
       PROPOSAL.

       DIRECTOR NOMINEES

       The following table sets forth certain information with respect to the nominees for directors:


       Name
       Company Position and Offices Held
       Director of the Company Since

       Sheldon D. Camhy
       Director, Member of the Compensation and Stock Option Committee
       July, 1995

       S. James Coppersmith
       Director, Member of the Compensation and Stock Option Committee
       March, 1996


       Charles M. Diker
       Director, Member of the Audit Committee
       September, 1995

       Isaac Hersly
       President and Chief Operating Officer
       March, 1996

       Alan J. Hirschfield
       Director, Member the Audit Committee
       July, 1995

       Wesley W. Lang, Jr.
       Director, Member of the Compensation
       and Stock Option Committee
       July, 1995

       Eugene M. Weber
       Director, Member of the Audit Committee
       July, 1995

       Michael I. Wellesley-Wesley
       Chairman of the Board and
       Chief Executive Officer
       May, 1995

       Sheldon D. Camhy, age 66, is a senior partner of the law firm of Camhy Karlinsky & Stein LLP, which acts as legal counsel to the Company, and has held such position since January 1991. From 1966 to 1990, Mr. Camhy was a partner with the law firm of Shea & Gould.

       S. James Coppersmith, age 63, is the Chairman of the Board of Trustees of Emerson College since December 1993. From August 1990 to June 1994, Mr. Coppersmith was the President and General Manager of WCVB-TV, New England's Channel 5, a division of the Hearst Corporation. He is also a member of the Board of Directors of Sun America Mutual Asset Management Corporation, Waban Inc., The Pizzeria Uno Corporation,
       The Kushner-Locke Corporation, and The Boston Stock Exchange.

       Charles M. Diker, age 61, is a limited principal with the investment management company of Weiss, Peck & Greer, L.L.C. ("WPG") and has been associated with such company since 1976. WPG manages, directly or indirectly, the following funds: WPG Corporate Development Associates IV, L.P., WPG Corporate Development Associates IV (Overseas), L.P., Weiss, Peck & Greer Venture Associates III, L.P., and WPG Enterprise Fund II, L.P. These funds are shareholders of the Company. He is also the Chairman of the Board of Directors of Cantel Industries, Inc. Mr. Diker is also a member of the Board of Directors of Data Broadcasting Corporation, BeautiControl Cosmetics, and International Specialty Products.

       Isaac Hersly, age 47, is President and Chief Operating Officer of the Company since July 1995. Prior thereto, Mr. Hersly was an Executive Vice President of the Company from December 1991 until July 26, 1995 and was President and Chief Operating Officer of the Company from November 1989 until December 27, 1991. He was appointed Vice President in 1986 and was appointed President of the Company's Telesystems and Video Products division in 1988. Prior to joining the Company, Mr. Hersly was employed from 1970 to 1986 by the American Broadcasting Company ("ABC"), a New York based television network, and from 1981 to 1986 was ABC's Vice President of Engineering.

       Alan J. Hirschfield, age 60, is Co-Chairman of the Board of Directors and Co-Chief Executive Officer of Data Broadcasting Corporation and has held such positions since June 1992. Prior to his current positions, he served as Chief Executive Officer of Twentieth Century-Fox Film Corp., from 1980-1985, and Columbia Pictures Entertainment Inc., from 1973 to 1978. Mr. Hirschfield is also a member of the Board of Directors of Cantel Industries, Inc. Mr. Hirschfield is a member of CC Acquisition Company A, L.L.C. ("CCA") and CC Acquisition Company B, L.L.C. ("CCB") which are shareholders of the Company.

       Wesley W. Lang Jr., age 38, is currently a principal with the investment management company of WPG and has been associated with such company since 1985. WPG manages, directly or indirectly, the following funds: WPG Corporate Development Associates IV, L.P., WPG Corporate Development Associates IV (Overseas), L.P., Weiss, Peck & Greer Venture Associates III, L.P., and WPG Enterprise Fund II, L.P. These funds are shareholders of the Company. He is also a member of the Board of Directors of Durakon Industries, Inc.

       Eugene M. Weber, age 45, is currently the President of Bluewater Capital Management, Inc., an investment consulting firm. From 1994 to 1995, Mr. Weber was an independent consultant to Westpool Investment Trust plc and from 1983 to 1994, he was a partner with Weiss, Peck & Greer, an investment management firm.

       Michael I. Wellesley-Wesley, age 43, is Chairman and Chief Executive Officer of the Company. Prior thereto, Mr. Wellesley-Wesley was from 1992 until 1995, a Director and Executive Vice President of Data Broadcasting Corporation and from 1990 until 1992 he was a consultant to that corporation's predecessor. Mr. Wellesley-Wesley was a managing director of Stephen Rose & Partners Ltd., a London-based investment banking firm, from 1980 to 1990. Mr. Wellesley-Wesley is also an officer and indirectly a member of CCA and CCB, which are shareholders of the Company.

       COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDEES

       The Board of Directors held thirteen (13) meetings during fiscal year 1995. The Board of Directors appointed a Compensation and Stock Option Committee (the "Compensation
       Committee") and an Audit Committee.

       The Compensation Committee is authorized to review and make recommendations to the Board of Directors on all matters regarding the remuneration of the Company's executive officers, including the administration of the Company's compensation plans. The current members of the Committee are Messrs. Camhy, Coppersmith and Lang. The Committee held five (5) meetings during fiscal year 1995.

       The Audit Committee is responsible for making recommendations to the Board of Directors as to the selection of the Company's independent auditor, maintaining communication between the Board and the independent auditor, reviewing the annual audit report submitted by the independent auditor and determining the nature and extent of problems, if any, presented by such audit warranting consideration by the Board. The current members of the Audit Committee are Messrs. Diker, Hirschfield and Weber. The Committee held two (2) meetings during fiscal year 1995.

       During the fiscal year ended December 31, 1995, all directors who are nominated for election, and were members of the Board and/or the respective committees thereof during that time, attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board of which they were members.

       EXECUTIVE OFFICERS

       In addition to Mr. Wellesley-Wesley and Mr. Hersly, the executive officers of the Company are the following:

       Patricia Arundell Lampe - Treasurer and Chief Financial Officer, age 36. Ms. Lampe was appointed Treasurer and Chief Financial Officer of the Company in October 1994. She had served as Acting Treasurer, Chief Financial Officer and Secretary since July 1994. Ms. Lampe joined the company in July 1993 as Corporate Controller. Prior to that date, she was an Audit Manager with Price Waterhouse.

       Daniel I. DeWolf - Secretary, age 38. Mr. DeWolf was appointed Secretary of the Company in July 1995. He is also a partner in the law firm of Camhy Karlinsky & Stein LLP from 1994 to the present, which acts as legal counsel to the Company. Mr. DeWolf was affiliated with the law firm of Lacher & Lovell-Taylor from 1992 to 1994. From 1990 to 1992, Mr. DeWolf was general counsel to SMR Energy, Inc.

       EXECUTIVE COMPENSATION AND OTHER INFORMATION

       SUMMARY COMPENSATION TABLE

       The following table sets forth the cash and noncash compensation awarded to or earned by all Chief Executive Officers who served in that position during fiscal year 1995, the most highly compensated executive officers of the Company who held such positions at the end of fiscal year 1995, and the two highest paid executive officers of the Company if they held such positions during fiscal year 1995.


                      ANNUAL COMPENSATION          LONG TERM COMPENSATION

                                                OTHER
                                                ANNUAL  SECURITIES
                                                COMPEN- UNDERLYING
       NAME AND PRINCIPAL        SALARY(1) BONUS SATION  OPTIONS  ALL
         POSITION         YEAR     ($)     ($)   ($)    SAR(#) OTHER $

       Michael I. Wellesley-Wesley, 12/95  38,538 50,000       62,500(2)
       Chairman of the Board and
       Chief Executive Officer

       Mark C. Gray (3),             12/95 247,726               34,625(3)
       Former Chief Executive       12/94 207,846 27,000
       Officer

       John A. Servizio,            12/95    0(4)
       Former Chief Executive
       Officer

       Isaac Hersly,                12/95 189,600 36,000 500,000
       President                    12/94 189,600 36,000
                                    12/93 158,400 30,000

       Patricia A. Lampe,           12/95 102,365 23,000 150,000
       Treasurer and Chief          12/94  74,461 19,000
       Financial Officer

       Peter J. Lance (5),          12/95 177,512               37,500(5)
       Former Secretary,
       Vice President and
       Chief Administrative
       Officer

       James F. Duca,               12/95 120,487
       Vice President               12/94  33,160  6,705
       Engineering


       (1) Includes any annual car allowance.
       (2) Pursuant to his contract, Mr. Wellesley-Wesley received this amount as compensation for his efforts prior to the effectiveness of his contract.
       (3) Mr. Gray was terminated as President and Chief Executive Officer of the Company on May 16, 1995. Pursuant to his employment agreement, the Company paid Mr. Gray $34,625 in 1995 and will pay him $190,385 in 1996 as severance.
       (4) Mr. Servizio resigned as Chief Executive Officer of the Company on July 25, 1995. Mr. Servizio did not receive any additional compensation for being Chief Executive Officer.
       (5) Mr. Lance was terminated as Secretary, Vice President and Chief Administrative Officer on
       August 7, 1995. Pursuant to his termination agreement, the Company agreed to pay Mr. Lance an aggregate of $225,000 in twelve (12) equal monthly installments as severance. For 1995, Mr. Lance received $37,500.

       STOCK OPTION GRANTS

       Set forth below is information on grants of stock options under the Company's 1995 Long-Term Incentive Plan (the "Plan") for the named executive officers for the period January 1, 1995 to December 31, 1995.

       OPTION GRANTS IN LAST FISCAL YEAR TABLE

                 INDIVIDUAL GRANTS    GRANT VALUE

                       PERCENT
                       TOTAL
                       OPTIONS
                       GRANTED
            NUMBER OF  TO
            SECURITIES EMPLOYEES                  GRANT
            UNDERLYING IN     EXERCISE            DATE
            OPTIONS    FISCAL PRICE    EXPIRATION PRESENT
       NAME GRANTED    YEAR  ($ PERSHARE) DATE    VALUE

       Issac Hersly
                    500,000   16.0%   $1.625   7/25/2000  $335,000
       Patricia A. Lampe
                   150,000     4.8%    $1.625  7/25/2000   $100,500

       All options reported above were awarded under the Plan. The Company has not granted any stock appreciation rights.
       Pursuant to the terms of the Plan, the exercise price per share for all options is the closing price of the Common Stock as reported on the New York Stock Exchange on the date of grant. The options reported above become exercisable in three equal installments, on the first, second and third year anniversaries of their date of grant. "Grant Date Value" is determined under the Black-Scholes pricing model, a widely recognized method of determining the present value of options. The factors used in this model are as follows: stock price - $1.625; exercise price
       - $1.625; dividend yield - 0.0%; volatility - 34.80%; risk-free rate of return - 6.19%; and option term of 5 years. The actual value, if any, an executive officer may realize will depend on the extent to which conditions to exercisability of the option are satisfied and the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive officer will be consistent with the value estimated by the Black-Scholes model. The model is used for valuing market traded options and is not directly applicable to valuing stock options granted under the Plan which cannot be transferred.

       PENSION PLAN

       The Company maintains a qualified non-contributory defined benefit pension plan (hereinafter "Pension Plan") for all employees of the Company, except for those employees who are covered under a collective bargaining agreement (there are currently no employees covered by collective bargaining agreements). Under the Pension Plan, a participant retiring at normal retirement age receives a monthly pension benefit equal to 25% of his or her final average earnings up to the level of social security covered compensation plus 38% of such earnings in excess of social security covered earnings. A participant's average monthly earnings is his or her monthly compensation averaged during the five consecutive years during the ten-year period prior to his or her termination that produces the highest average monthly compensation.

       Participants in the Pension Plan vest according to the following schedule:

       Years of Service   Amount Vested

       Less than 2            0%
       2                     20%
       3                     40%
       4                     60%
       5                     80%
       6                    100%

       In addition, a participant who reaches age sixty-five, but who has less than six years of participation in the Pension
       Plan, becomes fully vested when he or she completes five years of participation in the Pension Plan.

       The following current executive officers of the Company, and their credited years of service as of January 1, 1996, are participants in the Pension Plan: Mr. Hersly, 9 years; and Ms. Lampe, 2 years.

       The following table shows the aggregate annual benefits under the Pension Plan as now in effect that would be currently payable to participants retiring at age sixty-five on a single-life basis under various assumptions as to salary and years of service. Benefits under the Pension Plan are payable in the form of a monthly, lifetime annuity commencing on the later of normal retirement age or the participant's date of retirement, or, at the participant's election, in a lump sum or installment payments. The amounts shown reflect the level of social security covered compensation for a participant reaching age sixty-five in 1995. In addition, the participant is entitled to receive social security benefits. The Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended, limit the annual retirement benefit that may be paid out of funds accumulated under a qualified pension plan. The current maximum annual benefit payable under the Pension Plan is $120,000. This maximum is proportionately reduced for years of plan participation less than ten. Effective from January 1, 1994, compensation in excess of $150,000 may not be taken into account in the determination of benefits under the Pension Plan.

       PENSION PLAN TABLE

       HIGHEST CONSECUTIVE
       FIVE-YEAR AVERAGE
       COMPENSATION
                          YEARS OF CREDITED SERVICE AT AGE 65
       DURING THE LAST TEN
       YEARS OF EMPLOYMENT   5      10      15      20


        $50,000           $ 4,000 $ 8,000 $12,000 $16,000

       $100,000           $ 8,800 $17,500 $26,300 $35,000

       $150,000           $13,500 $27,000 $40,500 $54,000



       DIRECTORS' COMPENSATION

       Directors of the Company who are also salaried officers or employees of the Company do not receive special or additional compensation for serving on the Board of Directors or any of its committees. Each director who is not a salaried officer or employee of the Company receives $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended. In addition, if the amendment to the Company's Long Term Incentive Plan is approved, each non-employee director shall receive each year, as a formula grant, options to purchase 10,000 shares of Common Stock at an exercise price equal to their market value on the last trading day of July.

       EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
       AND CHANGE-IN-CONTROL ARRANGEMENTS

       The Company entered into an employment agreement with Mr. Wellesley-Wesley, Chief Executive Officer, as of July 26, 1995. The agreement runs until August 1, 1996 and provides for a base salary of $250,000 commencing as of November 1, 1995, a bonus of up to 20% of his base salary at the discretion of the Compensation Committee, and a one-time bonus payment of $62,500 for services rendered for the period of August 1, 1995 through October 31, 1995. If during the term of the agreement Mr. Wellesley-Wesley is terminated, regardless of whether such termination is for cause or without cause, he shall continue to receive his base salary, as severance, for a period of six months. If Mr. Wellesley-Wesley continues to be employed by the Company after the end of the employment term set forth in the agreement, and such agreement has not been formally extended, and he is terminated thereafter, regardless of the reason, he shall continue to receive his base salary, as severance, for a period of four months. The agreement also contains certain restrictions on competition.

       The Company has an employment agreement with Mr. Hersly, President and Chief Operating Officer. Mr. Hersly currently receives a base salary of $180,000 and is entitled to receive a bonus of up to 20% of his base salary. If the agreement is terminated with cause then Mr. Hersly is entitled only to receive that portion of his base salary owed through the date of termination. If the agreement is terminated without cause then Mr. Hersly is entitled to receive a severance payment equal to nine months salary. The agreement also contains certain restrictions on competition.

       The Company has an employment agreement with Ms. Lampe, Treasurer and Chief Financial Officer, which expires on December 31, 1996. Ms. Lampe currently receives a base salary of $115,000 and is entitled to receive a bonus of up to 20% of her base salary. If the agreement is terminated with cause then Ms. Lampe is entitled only to receive that portion of base salary owed through the date of termination. If the agreement is terminated without cause then Ms. Lampe is entitled to receive a severance payment equal to her entire annual base salary payable in twelve equal monthly installments. The agreement also contains certain restrictions on competition.

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

       During fiscal 1995, Mr. Mark C. Gray, former Chairman of the Board, President and Chief Executive Officer, and Peter J. Lance, former Director, Secretary and Vice President and Chief Administrative Officer, served as members of the Compensation Committee from January 1, 1995 until May 16, 1995.

       COMPENSATION AND STOCK OPTION COMMITTEE
       REPORT ON EXECUTIVE COMPENSATION

       It is the duty of the Compensation Committee to develop, administer and review the Company's compensation plans, programs and policies, to monitor the performance and compensation of executive officers and other key employees and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation.

       The Company's compensation program is intended to motivate, retain and attract management, linking incentives to financial performance and enhanced shareholder value. The program's fundamental philosophy is to tie the amount of compensation "at risk" for an executive to his or her contribution to the Company's success in achieving superior performance objectives.

       The compensation program currently consists of two components:
       (1) a base salary as set forth in each executive's employment agreement, and (2) the potential for an annual cash bonus of up to 20% of the executive's base salary, depending upon the satisfaction of certain performance criteria annually set by the Compensation Committee for each position. The criteria may relate to overall Company performance, the individual executive's performance, or a combination of the two, depending upon the particular position at issue. The second component constitutes the "at risk" portion of the compensation program.

       All amounts paid or accrued during fiscal year 1995 under the above-described compensation program are included in the table found in the section captioned "Summary Compensation Table."

       The Compensation and Stock Option Committee

       February 22, 1996

            Respectfully submitted,
            Sheldon D. Camhy and Wesley W. Lang, Jr.


       STOCK PERFORMANCE CHART

       The following chart compares the yearly percentage change in the cumulative total shareholder return on the Common Stock during the five fiscal years ended December 31, 1995 with the cumulative total return on the Russell 2000 Index and a new peer group selected by the Company as well as the old peer group selected by the Company consisting of businesses engaged in supplying equipment to the broadcast and video industry. A new peer group was selected to more accurately reflect the Company's business peers. The comparison assumes $100 was invested on January 1, 1990, in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

       The businesses included in the Company-selected new peer group are: Dynatech Corp., Avid Technology Inc., Carlton Communications plc., and Scitex Ltd. The business included in the Company-selected old peer group are: Andrew Corp., Dynatech Corp., Harris Corp., Philips N.V., Tektronix Inc. and Vertex Communications. The returns of each component issuer in the foregoing group have been weighted according to the respective issuer's stock market capitalization.

       The data presented for the Company's Common Stock includes a period (December 31, 1990 to December 27, 1991) in which the Company operated under Chapter 11 of the U.S. Bankruptcy Code and approximately 11,570,000 shares of Common Stock were outstanding. Upon emerging from Chapter 11, the capitalization of the Company was changed, and 60,987,726 shares of Common Stock and 5,795,555 Common Stock Purchase Warrants (exercisable for a total of 5,795,555 shares) were then outstanding. As of December 31, 1995, an additional 25,000,000 shares have been issued and are outstanding due to the conversion of the Chyron Corporation Convertible Notes, and an additional 4,070,024 shares were issued and are outstanding due to the exercise of the Common Stock Purchase Warrants.

       PROPOSAL TO AMEND THE LONG-TERM INCENTIVE PLAN

       Upon recommendation of the Board of Directors of the Company, the Board is hereby submitting to the shareholders of the Company for their approval the proposed amendment to the Plan. The amendment to the Plan extends the persons eligible to be granted options under the Plan to include non-employee directors. Such directors shall receive a formula grant of non-incentive stock options to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the last trading day in July for that year as reported on the New York Stock Exchange (the "NYSE"). The purpose of this amendment is to enable the Company to attract, retain and motivate directors who are not employed by the Company, by providing such individuals a proprietary interest in the Company and to comply with Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). In all other respects the Plan will remain unchanged.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS
       PROPOSAL.

       SUMMARY OF THE PLAN

       The purpose of the Plan is to enable the Company to attract, retain and motivate persons employed by the Company and its subsidiaries, including officers and directors, in managerial capacities on a full-time basis, by providing such persons with a proprietary interest in the Company and its performance. The Plan is administered by the Compensation Committee, consisting of two or more members of the Board of Directors appointed by the Board. The Plan does not limit the availability of awards to any particular class or classes of employees. An aggregate of 5,000,000 shares of Common Stock of the Company are subject to awards under the Plan. The shares are either authorized and unissued or held in the treasury of the Company, including shares acquired by the Company in public and private transactions. If an award were to lapse or rights to an award otherwise were to terminate, the shares subject to the award would be available for future awards to the extent permitted by applicable federal securities laws.

       Awards under the Plan are made in the form of restricted stock, stock options, stock appreciation rights and long-term performance awards. The Compensation Committee, in its sole discretion, designates employees eligible to receive awards, determines the form of each award, determines the number of shares of stock subject to each award, establishes the exercise price of each award and such other terms and conditions applicable to the award as the Committee deems appropriate.

       Restricted stock awards are awards of shares subject to a restriction period established by the Compensation Committee, which period may phase-in over time. The committee establishes the price to be paid by the recipient of any such award. The committee could, in its sole discretion, provide for the acceleration or waiver of any restriction. Dividends on restricted stock would, at the discretion of the committee, be paid currently to the recipient or held by the Company until the restriction period expires.

       Stock option awards can be either incentive or non-incentive. In either case, the exercise price of the option would not be less than the fair market value of the underlying shares as of the date the award is granted. Options would become exercisable at such times as may be established by the Compensation Committee when granting the award. No stock option could be exercised more than ten years after the date the option is granted.

       Incentive stock options are subject to certain additional restrictions, including that the exercise price of such options granted to a holder of 10% or more of the Common Stock of the Company must equal at least 110% of the fair market value of the underlying shares at the time of the grant; the aggregate fair market value of the underlying shares with respect to which incentive stock options first become exercisable by a participant in any year must not exceed $100,000; and such options must expire within ninety (90) days of termination, including termination due to death or disability.

       A stock appreciation right (hereinafter "SAR") award allows the holder, upon exercise, to receive, at the Compensation Committee's election, cash or Common Stock equal to the amount of the value of the shares of Common Stock of the Company at the date of exercise less the purchase price specified in the SAR. SARs could be awarded independently or in tandem with any stock option granted under the Incentive Plan. SARs awarded in tandem with stock options would be exercisable when the accompanying option would be exercisable. SARs vest over a period of time established by the Committee and have such other terms, including any forfeiture provisions, as determined by the Committee in its sole discretion.

       Long-term performance awards could be granted independently or in conjunction with any other award under the Plan. The Compensation Committee determines the nature, length and starting date of the performance period for each long-term performance award. The Committee determines the performance objectives to be used in valuing such awards and in determining the extent to which such awards had been earned. Performance objectives established by the Committee could vary with each award, and awards are based upon such performance factors as the Committee deems appropriate, including (but not limited to) earnings per share or return on equity.

       Awards granted under the Plan are not transferable, except in the event of the participant's death.

       The Board of Directors of the Company may amend or terminate the Plan at any time. No amendment, however, may be made that would impair the rights of a participant with respect to any award that has been granted without that participant's consent. The Plan currently qualifies as an employee benefit plan exempt from the provisions of the reporting and short-swing profit recapture provision of Section 16 of the Exchange Act. Rule 16b-3 of the Exchange Act requires that any amendment that materially increases the benefits accruing to participants, that materially increases the number of securities that may be issued under the Plan or that materially modifies the requirements for eligibility under the Plan must be approved by the shareholders. Accordingly, the Board of Directors is seeking the approval of the shareholders with respect to the proposed amendment to the Plan so as to maintain the Plan's qualification under Rule 16b-3.

       AMENDMENT TO THE PLAN

       Under the proposed amendment, the Plan would provide non-employee directors with the opportunity to receive non-incentive stock options. Members of the Compensation Committee, as well as other non-employee directors, shall receive a formula grant of options which allows the Plan to continue to qualify as an employee benefit plan which is exempt from the provisions of Section 16 of the Exchange Act. Non-employee directors shall be granted options to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price as reported on the NYSE on the last trading day in July of the year that such options are granted.
       Non-employee directors have already been granted such options for July 1995, subject to shareholder approval of this amendment to the Plan. No other changes have been made to the Plan.

       NEW PLAN BENEFITS TABLE
                                     NUMBER
                                   EXERCISE   OF   EXPIRATION
           NAME AND POSITION       PRICE($) OPTIONS   DATE

       Sheldon D. Camhy, Director    $1.875 10,000 07/31/2000
       Charles M. Diker, Director    $1.875 10,000 11/21/2000
       Alan J. Hirschfield, Director $1.875 10,000 07/31/2000 Wesley W. Lang, Jr., Director $1.875 10,000 07/31/2000
       Eugene M. Weber, Director     $1.875 10,000 07/31/2000

       NON-EXECUTIVE DIRECTOR GROUP         50,000
       (5 INDIVIDUALS)

       As of March 15, 1996, the closing price of a share of Common Stock as reported on the NYSE was $3.375.

       Federal Income Tax Treatment of the Plan

       The following is a brief description of the federal income tax treatment which will generally apply to benefits or awards (hereinafter, "awards") made under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash, or otherwise. BECAUSE THE FOLLOWING PROVIDES ONLY A BRIEF SUMMARY OF THE GENERAL FEDERAL INCOME TAX RULES, INDIVIDUALS SHOULD NOT RELY THEREON FOR INDIVIDUAL TAX ADVICE, AS EACH TAXPAYER SITUATION AND THE CONSEQUENCES OF ANY PARTICULAR TRANSACTION WILL VARY DEPENDING UPON THE SPECIFIC FACTS AND CIRCUMSTANCES INVOLVED. RATHER, EACH TAXPAYER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR FOR PARTICULAR FEDERAL AS WELL AS STATE AND LOCAL INCOME AND ANY OTHER TAX ADVICE.

       The grant of an incentive stock option or a non-incentive stock option would not result in income for the grantee or a deduction for the Company.

       The exercise of a non-incentive stock option would result in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise.

       The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option exercise price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option exercise price is an item of tax preference, potentially subject to the alternative minimum tax.

       The grant of an SAR award would not result in ordinary income for the grantee or in a deduction for the Company. Upon the exercise of an SAR, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received.

       The grant of restricted stock should not result in ordinary income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture" as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income, and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse.

       The grant of a long-term performance award would have no tax effect on the Company or the recipient at the time of the grant. The recipient of any cash payment or shares issued pursuant to the terms of such an award generally would recognize ordinary income in an amount equal to the amount of such cash and the fair market value of such shares as of the date of issuance. The amount of ordinary income recognized by the recipient generally would be deductible by the Company in the year that the income was recognized.

       Awards may be granted to participants under the Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will receive a deduction equal to, and will be required to withhold applicable taxes with respect to, any ordinary income recognized by a participant in connection with awards made under the Plan.

       OTHER MATTERS ARISING AT THE ANNUAL MEETING

       The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

       PRINCIPAL SHAREHOLDERS

       Security Ownership of Certain Beneficial Owners

       The following table sets forth, as of March 18, 1996, certain information about all persons who, to the Company's knowledge, were beneficial owners of 5% or more of Common Stock of the Company.(1)


       NAME AND ADDRESS OF         AMOUNT AND NATURE OF  PERCENT OF
       BENEFICIAL OWNER              BENEFICIAL OWNER     CLASS

       WPG Corporate Development         20,060,755(2)         21.43
       Associates IV, L.P.
       One New York Plaza
       New York, New York 10004

       WPG Corporate Development          4,837,540(3)          5.17
       Associates IV (Overseas), L.P.
       One New York Plaza
       New York, New York 10004

       WPG Enterprise Fund II, L.P.       4,984,717(4)      5.32
       555 California Street
       San Francisco, California 94104

       WPG Private Equity Partners, L.P. 20,060,755(5)     21.43
       One New York Plaza
       New York, New York 10004

       WPG CDA IV (Overseas), Ltd.        4,837,540(6)      5.17
       BankAmerica Trust and
       Banking Corp.
       PO Box 1092
       Georgetown, Grand Cayman Island

       WPG Private Equity Partners        4,837,540(7)      5.17
       (Overseas), L.P.
       Bank America Trust and Banking Corp.
       PO Box 1092
       Georgetown, Grand Cayman Island

       WPG Venture Partners III, L.P.     9,129,302(8)      9.75
       555 California Street
       San Francisco, California 94104

       Steven N. Hutchison               24,898,295(9)     26.60
       Weiss, Peck & Greer, L.L.C.
       One New York Plaza
       New York, New York 10004

       Philip Greer                      13,966,842(10)    14.92
       Weiss, Peck & Greer, L.L.C.
       555 California Street
       San Francisco, California 94104

       Gill Cogan                         9,129,302(11)     9.75
       Weiss, Peck & Greer, L.L.C.
       555 California Street
       San Francisco, California 94104

       Westpool Investment Trust plc      7,884,491(12)     8.42
       Carlton House
       33 Robert Adam Street
       London, W1M5AH


       CC Acquisition Company A, L.L.C.  13,600,000(13)    14.53
       3490 Clubhouse Drive
       Box 7443
       Jackson, Wyoming 83001

       CC Acquisition Company B, L.L.C.  11,765,892      12.57
       3490 Clubhouse Drive
       Box 7443
       Jackson, Wyoming 83001

       Allan R. Tessler                  25,365,892(14)    27.10
       3490 Clubhouse Drive
       Box 7443
       Jackson, Wyoming 83001

       Sepa Technologies Ltd., Co.        8,700,000      9.29
       c/o Dow, Lohnes & Albertson
       One Ravina Drive
       Atlanta, Georgia 30346

       John A. Servizio                   8,700,000(15)    9.29
       Calle Profesor Waksman 3
       Piso 3A
       Madrid, Spain 28036

       (1) The table in this section is based upon information supplied by Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him.
       Applicable percentage of ownership is based on 93,615,708 shares of common stock, which were outstanding on March
       18, 1996.
       (2)  Includes 2,290,140 shares of Common Stock owned by
       Sepa Technologies Ltd. Co. ("Sepa") and Albert O.P.
       Leubert Ltd. ("Leubert") over which it has voting control.
       (3)  Includes 551,420 shares of Common Stock owned by
       Sepa and Leubert over which it has voting control.
       (4)  Includes 539,160 shares of Common Stock owned by
       Sepa and Leubert over which it has voting control.
       (5) WPG Private Equity Partners, L.P. ("PEP") serves as the general partner of WPG Corporate Development Associates IV, L.P. ("CDA"). PEP disclaims beneficial ownership of such shares, except to the extent of its interest in CDA.
       (6) WPG CDA IV (Overseas), Ltd. ("Overseas") serves as one of the general partners of WPG Corporate
       Development Associates IV (Overseas), L.P. ("CDAO").
       Overseas disclaims beneficial ownership of such shares, except to the extent of its interest in CDAO.
       (7)  WPG Private Equity Partners (Overseas), L.P.
       ("PEPO") serves as one of the general partners of CDAO. PEPO disclaims beneficial ownership of such shares, except to the extent of its interest in CDAO.
       (8) WPG Venture Partners III, L.P. ("WPGVP") serves as the general partner of WPG Enterprise Fund II, L.P.
       ("WPGEF") and Weiss, Peck & Greer Venture Associates
       III, L.P. ("WPGVA"). WPGVA has dispositive power over 3,671,545 shares of Common Stock and voting power over 473,040 shares of Common Stock owned by Sepa and Leubert. WPGVP disclaims beneficial ownership of such shares, except to the extent of its interest in WPGEF and WPGVA.
       (9) Mr. Hutchinson is a co-managing partner of PEP and PEPO and a director of Overseas. Mr. Hutchinson disclaims beneficial ownership of such shares, except to the extent of his interest in PEP, PEPO and Overseas.
       (10) Mr. Greer is a co-managing partner of WPGVP, a general partner of PEP and PEPO, and a director of Overseas.
       Mr. Greer disclaims beneficial ownership of such shares, except to the extent of his interests in PEPO, PEP, Overseas and WPGVP.
       (11) Mr. Cogan is a co-managing partner of WPGVP and a director of Overseas. Mr. Cogan disclaims beneficial ownership of such shares, except to the extent of his interest in WPGVP and Overseas.
       (12) Includes 900,180 shares of Common Stock owned by
       SEPA and Leubert over which it has voting control.
       (13) Includes 3,480,000 shares of Common Stock owned by
       Sepa and 120,000 shares owned by Leubert over which it has voting control.
       (14) These shares are owned by CCA and CCB and includes 3,480,000 shares owned by Sepa and 120,000 shares owned by Leubert over which CCA has voting control. Mr. Tessler is the President and sole manager of CCA and CCB. Mr. Tessler does not admit that he is, for purposes of
       Section 16(a) of the Exchange Act or otherwise, the beneficial owner of such shares.
       (15) Mr. Servizio is the Chairman and Chief Executive Officer of Sepa and owns the controlling equity interest in Sepa.

       SECURITY OWNERSHIP OF MANAGEMENT

       The following table sets forth, as of March 18, 1996, certain information with respect to the beneficial ownership of each class of the Company's equity securities by each director, director nominee and executive officer of the Company and all directors and executive officers of the Company as a group.

       NAME OF                     AMOUNT AND NATURE OF   PERCENT
       BENEFICIAL OWNER           BENEFICIAL OWNERSHIP(1)  OF TOTAL

       Michael I. Wellesley-Wesley     25,365,892(2)              27.10
       CEO and Chairman of the Board

       Sheldon D. Camhy                    10,000(3)                  *
       Director

       S. James Coppersmith                     0            0
       Director

       Daniel I. DeWolf                    71,415(3)(4)               *
       Secretary

       Charles M. Diker                 1,669,922(3)(5)       1.78
       Director

       Isaac Hersly                       202,876            *
       President, COO and Director

       Alan J. Hirschfield             21,775,892(3)(6)      23.25
       Director

       Patricia A. Lampe                        0            *
       Treasurer and CFO

       Wesley W. Lang, Jr.             24,908,295(3)(7)      26.60
       Director

       Eugene M. Weber                     10,000(3)          *
       Director

       All current directors,          52,238,400         55.74
       nominees and executive
       officers as a group
       (10 persons)(8)

       * Less than one percent (1%)
       (1) The table in this section is based upon information supplied by Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. Applicable percentage of ownership is based on 93,615,708 shares of common stock, which were outstanding on March 18, 1996.
       (2) CCA and CCB own these shares. Mr. Wellesley-Wesley is indirectly one of several members of and the Vice President of CCA and CCB. Mr. Wellesley-Wesley does not admit that he is, for purposes of Section 16(a) of the Exchange Act or otherwise, the beneficial owner of such shares. Includes 3,600,000 shares owned by Sepa and Leubert over which CCA has voting control.
       (3) Includes 10,000 shares which may be acquired upon the exercise of presently exercisable options assuming the amendment to the Plan is approved by shareholders.
       (4) Pine Street Ventures, L.L.C. directly owns 61,415 of these shares. Mr. DeWolf is a manager of Pine Street Ventures and disclaims beneficial ownership of such shares.
       (5) Mr. Diker directly owns 1,470,382 shares of Common Stock and has voting control over 189,540 shares owned by Sepa and Leubert.
       (6) CCA and CCB own these shares. Mr. Hirschfield is one of several members of CCA and CCB and he does not admit that he is, for purposes of Section 16(a) of the Exchange Act or otherwise, the beneficial owner of such shares.
       (7) Includes 22,055,735 shares beneficially owned by CDA, CDAO, PEP, PEPO and Overseas. Includes 2,842,560 shares of Common Stock owned by Sepa and Leubert over which Mr. Lang has indirect voting control. Mr. Lang is the co-managing partner of PEP and PEPO and a director of Overseas. Mr. Lang disclaims beneficial ownership of such shares, except to the extent of his interests in PEP, PEPO and Overseas. Mr. Lang has assigned his economic benefit in the exercise of his options to CDA and CDAO.
       (8) Includes 60,000 shares which may be acquired upon the exercise of presently exercisable warrants assuming the amendment to the Plan is approved by shareholders.

       CHANGE IN CONTROL

       On May 26, 1995, CCA, a Delaware limited liability company and CCB, a Delaware limited liability company, entered into a stock purchase agreement (the "Pesa Agreement") by and among CCA, CCB, and Pesa, Inc. ("Pesa") with respect to the purchase of an aggregate of 59,414,732 shares of Common Stock as follows:
       (i)30,000,000 shares of Common Stock to be purchased by CCA for an aggregate purchase price of $15,600,000, 10,000,000 shares of which shares were delivered on May 26, 1995 concurrently with the payment by CCA of $5,000,000 to Pesa and 20,000,000 of which shares were placed in escrow; and (ii) 29,414,732 shares of Common Stock to be purchased by CCB for an aggregate purchase price of $14,119,071.36 payable in installments commencing six months following the closing (the "Closing") of the transaction contemplated by the Pesa Agreement and the Sepa Agreement (as defined below). On May 26, 1995, CCA also entered into a stock purchase agreement (the "Sepa Agreement") by and among CCA, Sepa Technologies Ltd., Co. ("Sepa"), and John A. Servizio with respect to the purchase by CCA of an aggregate of 5,000,000 shares of Common Stock and the receipt by CCA of a right of first refusal to acquire 9,000,000 shares of Common Stock. Prior to May 26, 1995, Sepa, through Pesa, directly and indirectly, was the controlling shareholder of the Company and beneficially owned 73,414,732 shares of Common Stock which accounted for approximately 84% of the shares outstanding. On July 25, 1995, CCA entered into an agreement, dated July 25, 1995 (the "Leubert Agreement") between CCA and Albert O.P. Leubert Ltd., a New York corporation ("Leubert") pursuant to which CCA was granted a right of first refusal to acquire 300,000 shares of Common Stock, which shares were acquired by Leubert from Sepa and which reduced from 9,000,000 to 8,700,000 the right of first refusal to acquire shares of Common Stock as set forth in the Sepa Agreement.

       On July 25, 1995, CCA and CCB entered into an assignment and assumption agreement (the "Assignment Agreement") by and among CCA, CCB, CDA, a Delaware limited partnership, CDAO, a Cayman Islands exempt limited partnership, WPGEF, a Delaware limited partnership, WPGVA, a Delaware limited partnership, Westpool Investment Trust plc, a public limited company organized under the laws of England ("WIT"), Lion Investments Limited, a limited company organized under the laws of England ("Lion") and Charles M. Diker (such individual together with CDA, CDAO, WPGEF, WPGVA, WIT and Lion, the "New Investor Group") and certain other persons (such persons together with the New Investor Group, the "Assignees"), pursuant to which (i) CCA assigned to the Assignees its rights under the Pesa Agreement to acquire 20,000,000 shares, (ii) CCA assigned its right of first refusal to acquire 5,400,000 of the 9,000,000 shares of Common Stock as set forth in the Sepa Agreement and the Leubert Agreement described above, and (iv) CCB assigned its rights under the Pesa Agreement to acquire 17,648,839 shares of Common Stock. The Closing occurred on July 25, 1995. The source of the funds for these acquisitions were from the working capital of such entities.

       On July 25, 1995 CCA, CCB and the New Investor Group entered into a shareholders agreement (the "Shareholders Agreement") pursuant to which, the parties agreed, among other things, (i) that the Board would be constituted to have nine members (ii) that until such date as CCA and CCB collectively cease to beneficially own 8% of the issued and outstanding shares of Common Stock, they shall have the right to nominate three (3) members to the Board (the "CCA Directors"), (iii) that until such date as the New Investor Group cease to beneficially own 8% of the issued and outstanding shares of Common Stock, CDA, CDAO, WPGEF and WPGVA (collectively, the "WP Group") have the right to nominate one member to the Board, WIT and Lion (collectively "WIT\Lion") have the right to nominate one member to the Board, and the WP Group and WIT\Lion shall together have the right to nominate one member to the Board (such three members are referred to as the "WP Group Directors"), (iv) that they would agree on who should serve as the three other directors, and (v) to vote or cause to be voted all of the shares of Common Stock of which such party is the beneficial owner in favor of the actions contemplated by (i), (ii), and
       (iii) above. The Sepa Agreement provides that Sepa will vote all of its shares in accordance with the directions of CCA.
       The Leubert Agreement gives voting control over the 300,000 shares to CCA. CCA assigned the voting rights to 5,220,000 shares of the Sepa shares to the Assignees, a proxy regarding such shares was given to Mr. Lang, and CCA retained the voting control over the remaining 3,480,000 shares, a proxy regarding such shares was given to Mr. Wellesley-Wesley. Also, CCA assigned the voting rights to 180,000 of the Leubert shares to the Assignees, a proxy regarding such shares was given to Mr. Lang, and CCA retained voting control over the remaining 120,000 shares, a proxy regarding such shares was given to Mr. Wellesley-Wesley.

       You are directed to the Security Ownership Table for the number of shares currently owned, and the percentage of ownership, by the above-mentioned shareholders.

       INTERESTED PARTY TRANSACTIONS

       John A. Servizio, a former Director of the Company who resigned on February 9, 1996, is also a director and/or officer of Sepa Technologies Ltd., Co., a Georgia limited liability company (hereinafter "Sepa"), Sepa's wholly-owned Spanish subsidiary Pesa Electronica, S.A. (hereinafter "Electronica"), Electronica's wholly-owned Delaware subsidiary Pesa, Inc., and Pesa, Inc's wholly-owned U.S. subsidiaries. As discussed in the sections captioned "Security Ownership of Certain Beneficial Owners" and "Change in Control", Sepa directly, and indirectly through Pesa, Inc., was the controlling shareholder of the Company up to July 25, 1995, and Sepa in turn is controlled by Mr. Servizio.

       On December 27, 1991, as amended March 12, 1992, the Company entered into a Management Agreement (hereinafter "Management Agreement") with Electronica for the provision by Electronica or a wholly-owned subsidiary thereof of certain business and technical services to the Company, including the expertise of certain employees of Electronica. In consideration of the services provided under the Management Agreement, the Company agreed to pay Electronica an amount equal to 3% of Consolidated Revenues (as defined in the Management Agreement). On March 10, 1992, Electronica assigned the Management Agreement to Pesa, Inc., who as of July 1, 1994 assigned the Management Agreement to Sepa. The Company subsequently negotiated with Sepa an Amended and Restated Management Agreement, reducing the management fee from 3% to 2.5% as of January 1, 1995 and extending the expiration date to December 31, 1997. In addition, the Company exercised its option to prepay the July 1, 1994 to December 31, 1995 management fee at a discount of 25%.

       On December 8, 1995, the Company entered into an agreement with Sepa to terminate the Management Agreement. The Company agreed to pay $1 million on December 8, 1995 and an additional $1 million on January 26, 1996. These amounts have been paid.

       Camhy Karlinsky & Stein LLP has acted as company counsel since July 1995. Messrs. Camhy, a Director of the Company, and DeWolf, the corporate Secretary to the Company, are both partners in the firm. The Company paid the firm $180,000 for legal services rendered during fiscal 1995.

       SHAREHOLDER PROPOSALS

       A shareholder of the Company who wishes to present a proposal for action at the Company's 1997 Annual Meeting of Shareholders must submit such proposal to the Company, and such proposal must be received by the Company, no later than December 1, 1996.

       COST OF SOLICITATION OF PROXIES

       The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report and form of proxy. The solicitation will be conducted principally by mail, although directors, officers and employees of the Company (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such fiduciaries, and the Company may reimburse such persons for their reasonable expenses in so doing.

       INDEPENDENT PUBLIC ACCOUNTANTS

       On October 19, 1995 the Audit Committee, with the approval of the full Board of Directors, dismissed Ernst & Young LLP as the Company's auditors and replaced them with Price Waterhouse LLP. The reports of Ernst & Young LLP did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with the former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure related to the financial statements which Ernst & Young LLP reported on at the time of their dismissal which, if not resolved to the former auditors' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Prior to retaining Price Waterhouse LLP, the Company had not consulted with Price Waterhouse LLP regarding accounting principles. It is expected that representativesof Price Waterhouse LLP will be available at the Annual Meeting to respond to appropriate questions.

       SECTION 16(a) REPORTING DELINQUENCIES

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the U.S. Securities and Exchange Commission (hereinafter "SEC"), New York Stock Exchange and Chicago Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal year 1995, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met except that Form 4's for Mr. John A. Servizio, a former Chief Executive Officer and Director of the Company, were not filed in his own name on a timely basis with respect to the sale by Sepa and Pesa, which did file timely, of 20,000,000 shares of Common Stock, the sale of 29,414,732 shares of Common Stock and the sale of 15,300,000 shares of Common Stock.

       ANNUAL REPORT ON FORM 10-K

       The Company will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the period January 1, 1995 through December 31, 1995, filed with the SEC, including the financial statements and the schedules thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Ms. Judy Mauro, Director of Corporate Communications, Chyron Corporation, 5 Hub Drive, Melville, New York 11747. Each such request must set forth a good faith representation that, as of March 27, 1996, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. The Company incorporates herein the Annual Report by reference.

       By Order of the Board of Directors,


       Daniel I. DeWolf
       Secretary

       Melville, New York
       March 28, 1996

       CHYRON CORPORATION

       CHYRON 1995 LONG-TERM INCENTIVE PLAN

       TABLE OF CONTENTS


       SECTION         CONTENTS              PAGE


        1.  Purpose; Definitions. . . . .  .   1

        2.  Administration. . . .. . . . . .   3

        3.  Stock Subject to the Plan. . . .   4

        4.  Eligibility.. . . . . . .  . . .   6

        5.  Stock Options. . . . . . . . . .   6

        6.  Stock Appreciation Rights. . . .  10

        7.  Restricted Stock. . .  . . . . .  12

        8.  Long Term Performance Awards.. .  14

        9.  Amendments and Termination . . .  16

       10.  Unfunded Status of Plan . .. . .  16

       11.  General Provisions. .  . . . . .  17

       12.  Effective Date of Plan. .. . . .  18

       13.  Term of Plan. . .  . . . . . . .  18

       SECTION   1. PURPOSE; DEFINITIONS.

       The name of this plan is the Chyron 1995 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to enable employees of Chyron Corporation (the "Corporation") to (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key employees of particular merit.

       For the purposes of the Plan, the following terms shall be defined as set forth below:

       (a) "Board" means the Board of Directors of the Corporation.

       (b) "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Corporation.

       (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

       (d) "Committee" means the Incentive Plan Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, that the Committee, and any subcommittee thereof, shall consist of two or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

       (e) "Corporation" means Chyron Corporation, a corporation organized under the laws of the State of New York or any successor organization.

       (f) "Disability" means permanent and total disability as determined under the Corporation's long-term disability program.

       (g) "Early Retirement" means retirement with consent of the Committee at the time of retirement from active employment with the Corporation pursuant to the early retirement provisions of the pension plan of the Corporation.

       (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

       (i) "Fair Market Value" means, as of any given date, the closing selling price of the Stock on the New York Stock Exchange (consolidated trading) or, if no such sale occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time.

       (j) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

       (k) "Insider" means a Participant who is subject to the requirements of the Rules (as defined below).

       (l) "Long-Term Performance Award" or "Long-Term Award" means an award made pursuant to Section 8 below that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Corporation, business unit and/or individual performance over a period of at least two years.

       (m) "Non-Qualified Stock option" means any Stock Option that is not an Incentive Stock Option.

       (n) "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate pursuant to the normal retirement provisions of the pension plan of the Corporation.

       (o) "Parent" means any corporation that would constitute a parent corporation of the Corporation, as that term is defined in Section 424(e) of the Code.

       (p) "Participant" means an employee, officer or director to whom an Award is granted pursuant to the Plan.

       (q) "Plan" means the Chyron 1995 Long-Term Incentive Plan, as hereinafter amended from time to time.

       (r) "Restricted Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

       (s) "Retirement" means Normal or Early Retirement.

       (t) "Rules" means Section 16 of the Exchange Act.

       (u) "Securities Broker" means the registered securities broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(1) hereof.

       (v) "Stock" means the voting common stock, $0.01 par value per share, of the Corporation.

       (w) "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 below, to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

       (x) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

       (y) "Subsidiary" means any corporation that would constitute a subsidiary corporation of the Corporation, as that term is defined in Section 424(f) of the Code.



       SECTION   2. ADMINISTRATION.

       The Plan shall be administered by a Committee which shall be appointed by the
       Board and which shall serve at the pleasure of the Board.

       The Committee shall have the authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock
       Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock and/or (iv) Long-Term Performance Awards.

       In particular, the Committee shall have the authority:

       (i) to select the officers and other employees of the Corporation to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards may from time to time be granted hereunder;

       (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards, of any combination thereof, are to be granted hereunder;

       (iii) to determine the number of shares to be covered by each such award granted hereunder;

       (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder: including, but not limited to, the share price and any restriction or limitation or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

       (v) to determine whether and under what circumstances a Stock Option may be settled in cash or stock, including Restricted Stock under Section 5(k);

       (vi) to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under section 5(l); and

       (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred.

       The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

       All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan Participants.


       SECTION   3. STOCK SUBJECT TO THE PLAN.

       (a) Stock Subject to Plan. The stock to be subject or related to awards under the Plan shall be shares of the Corporation's Stock and may be either authorized and unissued or held in the treasury of the Corporation. The maximum number of shares of Stock authorized with respect to the grant of awards under the Plan, subject to adjustment in accordance with Section 3(d) below, shall be five million (5,000,000) shares of Stock, any or all of such five million (5,000,000) shares of Stock may be granted for awards of Incentive Stock Options. Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, more than an aggregate of 30% of the shares authorized for grant under the Plan.

       (b) Computation of Stock Available for the Plan. For the purpose of computing the total number of shares of Stock available for distribution at any time during which the Plan is in effect in connection with the exercise of options awarded under the Plan, there shall be debited against the total number of shares of Stock determined to be available pursuant to paragraphs (a) and (c) of this Section 3 the maximum number of shares of Stock subject to issuance upon exercise of options or other stock based awards made under the Plan.

       (c) Unused, Forfeited and Reacquired Shares. Any unused portion of the shares available for award shall be carried forward and shall be made available for Plan awards in succeeding calendar years. The shares related to the unexercised or undistributed portion of any terminated, expired or forfeited award for which no material benefit was received by a participant (i.e. dividends) also shall be made available for distribution in connection with future awards under the Plan to the extent permitted to receive exemptive relief pursuant to the Rules. Any shares made available for distribution in connection with future awards under this Plan pursuant to this paragraph (c) shall be in addition to the shares available pursuant to paragraph (a) of this Section 3.

       (d) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number and price of shares subject to other Awards made under the Plan, as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock
       Option.

       SECTION   4. ELIGIBILITY.

       Officers, directors and other employees of the Corporation and/or its Subsidiaries are eligible to be granted awards under the Plan.


       SECTION   5. STOCK OPTIONS.

       Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may, from time to time, approve.

       Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (11) Non-Qualified Stock Options.

       The Committee shall have the authority to grant any participant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

       Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under such Section 422. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

       (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted owns, in accordance with 424(d) of the Code, more than 10% of the voting power of all classes of Stock of the Corporation or of a Parent or Subsidiary corporation shall have an exercise price no less than 110% of the Fair Market Value of the Stock at the time of grant.

       (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted owns, in accordance with 424(d) of the Code, more than 10% of the voting power of all classes of Stock of the Corporation or of a Parent or Subsidiary corporation may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

       (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in Section 5(f), unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Stock Option. If the Committee provides, in its discretion that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

       (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

       Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of shares of unrestricted Stock owned by the Participant in which case, satisfaction of the Option price shall be based on the Fair Market Value of the Stock, as determined by the Committee, on the date the Option is exercised. In the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authority only at the time of Option grant.

       The Committee, in its sole discretion, may at the time of grant or such later time as it determines, permit payment of the option exercise price of a Non-Qualified Stock Option to be made in whole or in part in the form of Restricted Stock. If such payment is permitted, then such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

       If payment of the Option exercise price of a Non-Qualified Option is made in whole or in part in the form of unrestricted Stock already owned by the Participant, the Corporation may require that the Stock be owned by the Participant for a period of six months or longer so that such payment would not result in a pyramid exercise.

       No shares of Stock shall be issued until full payment therefor has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in
       Section 11(a).

       (e) Non-transferability of Options. No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant

       (f) Termination by Reason of Death. Subject to Section 5(j), if a Participant's employment by the Corporation and any Subsidiary terminates by reason of death, any Stock Option held by such Participant may thereafter by exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

       (g) Termination by Reason of Disability. Subject to Section 5(j), if a Participant's employment by the Corporation and any Subsidiary terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

       (h) Termination by Reason of Retirement. Subject to Section 5(j), if a Participant's employment by the Corporation terminates by reason of Normal or Early Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, Incentive Stock Options may be exercised for the lesser of three months from the date of such termination of employment or the balance of such Stock Option's term.

       (i) Other Termination. Unless otherwise determined by the Committee at or after grant, if an Participant's employment by the Corporation terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option's term if the Participant is involuntarily terminated by the Corporation without Cause.

       (j) Incentive Stock Option Limitations. To the extent required for "Incentive Stock Option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Corporation and its Parent and Subsidiaries, if any, shall not exceed $100,000.

       (k) Cash-out of Option; Settlement of Spread Value in Restricted Stock. On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the option(s) to be exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the "Spread Value") on the effective date of such cash-Out.

       In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the Participant's consent), the Committee may require that all or part of the shares to be issued with respect to the Spread Value of an exercised option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

       (l) Cashless Exercise. To the extent permitted under the applicable laws and regulations under Section 16 of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder, and with the consent of the Committee, the Corporation agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

       (m) Formula Grant to Directors. Directors who are not officers of the Corporation, including, without limitation, Directors who serve as members of the Corporation and Stock Option Committee, shall receive as formula grants, on an annual basis on the last trading day of each July, stock options for 10,000 shares of the Corporation's Common Stock, at an exercise price equal to the Fair Market Value of the stock on the date of grant.

       SECTION 6. STOCK APPRECIATION RIGHTS.

       (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

       A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

       A Stock Appreciation Right may be exercised by an Participant, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner described in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

       (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

       (i)Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the Participant prior to the expiration of the six-month period.

       (ii) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

       (iii) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

       (iv) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

       SECTION   7. RESTRICTED STOCK.

       (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its Subsidiaries and Affiliates to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

       The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

       The provisions of Restricted Stock awards need not be the same with respect to each recipient.

       (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

       (i)The purchase price for shares of Restricted Stock shall be at least equal to their par value.

       (ii)Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

       (iii)Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

       "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Chyron 1995 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Chyron Corporation. Copies of such Plan and Agreement are on file in the offices of Chyron Corporation."

       (iv)The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

       (c) Restrictions and Conditions.  The shares of Restricted
       Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

       (i)Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

       (ii)Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under

       Section 3.

       (iii)Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Corporation for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

       (iv)In the event of hardship or other special circumstances of a participant whose employment with the Corporation is involuntarily terminated (other than for Cause), the Committee may, in it sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

       (v)If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the participant promptly.

       SECTION   8. LONG TERM PERFORMANCE AWARDS.

       (a) Awards and Administration. Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long Term Performance Award, which shall be at least two years, and shall determine the performance objectives to be used in valuing Long Term Performance Awards and determining the extent to which such
       Long Term Performance Awards have been earned.   Performance
       objectives may vary from participant to participant and between groups of participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

       At the beginning of each Performance Period, the Committee shall determine for each Long Term Performance Award subject to such Performance period the range of dollar values or number of shares of Stock to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

       (b) Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

       (c) Termination of Employment. If a Participant terminates employment with the Corporation during a Performance Period because of death, Disability or Retirement such Participant shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable Performance Period, but only to the extent provided in the relevant award agreement(s). All determinations hereunder shall be made by the Committee, in its sole discretion.

       However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

       If a Participant terminates employment with the Corporation during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

       (d) Form of Payment. The earned portion of a Long Term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant. If and to the extent a Long Term Performance Award is payable in Stock and the fill amount of such value is not paid in Stock, then the shares of Stock representing the portion of the value of the Long Term Performance Award not paid in Stock shall again become available for award under the Plan.

       SECTION   9. AMENDMENTS AND TERMINATION.

       The Board may amend, alter, or discontinue the Plan at any time and from time to time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an Participant or participant with respect to a Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award which has been granted under the Plan, without the Participant's or Participant's consent or which, without the approval of the Corporation's stockholders, would:

       (a) except as expressly provided in this Plan, materially increase the total number of shares reserved for the purpose of the Plan;

       (b) decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of grant;

       (c) change the employees or class of employees eligible to participate in the Plan; or

       (d) extend the maximum option period under Section 5(b) of the Plan.

       The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

       Subject to the above provision, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments.

       SECTION   10.UNFUNDED STATUS OF PLAN.

       The Plan is intended to constitute an "unfunded: plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with "unfunded" status of the Plan.

       SECTION   11.GENERAL PROVISIONS.

       (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

       All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable Federal or State securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

       (b) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

       (c) The adoption of the Plan shall not confer upon any employee of the Corporation any right to continued employment with the Corporation, as the case may be, nor shall it interfere in any way with the right of the Corporation to terminate the employment of any of its employees at any time.

       (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

       (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Corporation any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

       (f) The reinvestment of dividends in additional Restricted Stock (or in other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding
       Stock Options and other Plan awards).

       (g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

       (h) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

       SECTION   12.EFFECTIVE DATE OF PLAN.

       The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the total outstanding
       Stock.

       SECTION   13.TERM OF PLAN.

       No Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.


       CHYRON CORPORATION
       PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 1996

       The undersigned hereby appoints Michael I. Wellesley-Wesley and Isaac Hersly, each with the full authority to act without the other and with the power to appoint his substitute, as Proxies and hereby authorizes each of them to represent and vote, as designated on this proxy card, all the shares of Common Stock of Chyron Corporation held on record by the undersigned on March 27, 1996 at the Annual Meeting of Shareholders to be held on May 15, 1996, or any adjournment or adjournments thereof.

       1.  Election of Directors:

       ___ FOR all nominees listed below:       ___ WITHHOLD AUTHORITY
       (except as marked to the contrary below) to vote for all nominees listed below:
       Sheldon D. Camhy
       S. James Coppersmith
       Charles M. Diker
       Isaac Hersly
       Alan J. Hirschfield
       Wesley W. Lang, Jr.
       Eugene M. Weber
       Michael I. Wellesley-Wesley.

       (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominees's name on the space provided below.)

       2.  Proposal to Amend Chyron's 1995 Long-Term Incentive Plan:

       ___ FOR        ___ AGAINST      ___ ABSTAIN

       3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, it will be voted "FOR" Proposals 1 and 2 as described above and in the accompanying Proxy Statement, and as the Proxies deem advisable on any other matters as may properly come before the meeting.

       PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
       USING THE ENCLOSED ENVELOPE.

       Dated___________, 1996
       Signature

       Signature if held jointly(This Proxy should be signed by the shareholder(s) exactly as his or her name appears hereon. When shares are held by joint tenants or as community property, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)